                                                                     EXHIBIT 9.1
                                                                     -----------


                          SECURITYHOLDERS' AGREEMENT

          AGREEMENT, dated as of June 30, 1998, among JFAX Communications, Inc., a Delaware corporation (the "Company"), the investors listed on Exhibit 1 hereto (the "Investors") and the shareholders listed on Exhibit 2 hereto (the "Shareholders").

                                   RECITALS
                                   --------

          WHEREAS, the Company is concurrently herewith entering into a Securities Purchase Agreement with the Investors named therein (the "Securities Purchase Agreement"), authorizing the issuance and delivery of (i) $10,000,000 aggregate principal amount of Senior Subordinated Notes due 2004 (the "Notes") and (ii) shares of the Company's Common Stock, par value $.01 ("Common Stock").

          WHEREAS, the Company, on or about the date hereof, is entering into a Preferred Stock Purchase Agreement with the Investors named therein (the "Preferred Stock Purchase Agreement"), authorizing the issuance and delivery of
(i) 5,000 shares of the Company's Series A Usable Redeemable Preferred Stock (the "Preferred Stock") and (ii) warrants to purchase shares of Common Stock ("Warrants");

          WHEREAS, it is a condition to the execution of each of the Securities Purchase Agreement and the Preferred Stock Purchase Agreement that the parties hereto enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS

          Section 1.1.  Definitions.  Capitalized terms used but not defined
                        -----------
herein shall have the meaning ascribed to them in the Securities Purchase Agreement. As used herein, the following terms shall have the following meanings:

          "Affiliate" shall mean, with respect to any Person, (i) any other
           ---------
Person which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person, (ii) any other Person which, directly or indirectly, beneficially owns or holds 5% or more of any class of voting stock of such Person, or (iii) any Person of which, directly or indirectly, such Person owns or holds 5% or more of any equity security (as defined in the Securities Act). The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether by virtue of the ownership of voting stock, by contract or otherwise.

          "Common Stock" shall have the meaning set forth in the first recital.
           ------------

          "Company" shall have the meaning set forth in the preamble.
           -------

          "Initiating Shareholders" shall have the meaning specified in Section
           -----------------------
2.4(a).

          "Investors" shall have the meaning set forth in the preamble.
           ---------

          "Notes" shall have the meaning set forth in the first recital.
           -----

          "Owned" as to any Shares, shall mean all Shares as to which any Person
           -----
would be deemed to be a beneficial owner, within the meaning of Rule 13d-3 of the Exchange Act.

          "Participating Offeree" shall have the meaning specified in Section
           ---------------------
2.4(a).

          "Participation Notice" shall have the meaning specified in Section
           --------------------
2.4(a).

          "Participation Securities" shall have the meaning specified in Section
           ------------------------
2.4(a).

          "Participation Transfer" shall have the meaning specified in Section
           ----------------------
2.4(a).

          "Preferred Stock" shall have the meaning set forth in the second
           ---------------
recital.

          "Securities"  shall mean the Notes, Shares, shares of Preferred Stock
           ----------
and Warrants issued or issuable pursuant to the Securities Purchase Agreement or Preferred Stock Purchase Agreement.

          "Securities Purchase Agreement" shall have the meaning set forth in
           -----------------------------
the first recital.

          "Shareholders" shall have the meaning set forth in the preamble.
           ------------

          "Shares" shall mean shares of Common Stock, any other shares of
           ------
capital stock of the Company and shares of Common Stock

Issuable under the Warrants, excluding shares of the Preferred Stock.

          "Third Party" or "Third Parties" shall mean any Person but, as to any
           -----------      -------------
Shareholder, shall not include the estate of such Shareholder.

          "Transfer" shall have the meaning set forth in Section 2.1(b) hereof.
           --------

          "Transferee" shall mean any Person acquiring Shares from a Shareholder
           ----------
and any subsequent transferee of any such Person herein referred to as a "Transferee" of such Person.

          "Warrants" shall have the meaning set forth in the second recital
           --------
thereof.

          "Warrant Shares" shall mean Shares issued or issuable upon exercise of
           --------------
any Warrants.

                                  ARTICLE II.

                           RESTRICTIONS ON TRANSFER

          Section 2.1.  Transfer of Shares.  During the term of this Agreement,
                        ------------------
no Shareholder shall, directly or indirectly, offer, sell, assign, transfer, grant a participation interest in, pledge, encumber or otherwise dispose of, or place in trust (voting or otherwise) (each such transaction being herein called a "Transfer") to any Third Party any Shares Owned by such Shareholder unless such transfer is in accordance with the provisions of this Agreement. Notwithstanding the foregoing, without compliance with Sections 2.2, 2.3 or 2.4, any Shareholder signatory hereto as of the date hereof may Transfer to any Third Party up to an aggregate of 10% of the Shares Owned by such Shareholder on the date hereof.

          Section 2.2.  Agreement to be Bound.  No Transfer of Shares by a
                        ---------------------
Shareholder pursuant to Section 2.4, 2.5 or 2.6 shall be effective unless (i) the certificates representing such Shares issued to the Transferee shall bear the legend provided in Section 2.3 and (ii) the Transferee (if not already a party hereto) shall have executed and delivered to each Investor and Shareholder, as a condition precedent to such Transfer, an instrument or instruments reasonably satisfactory to such parties confirming that the Transferee agrees to be bound by the terms of this Agreement in the same manner as such Transferee's transferor, except as otherwise provided in this Agreement.

          Section 2.3.  Restrictive Legend.  Each certificate evidencing Shares
                        ------------------
Owned by each Shareholder shall be conspicuously stamped or otherwise imprinted with a legend in substantially the following form:

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CAN BE TRANSFERRED ONLY PURSUANT TO THE TERMS OF A SECURITYHOLDERS' AGREEMENT DATED AS OF JUNE 30, 1998, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS SECURITIES. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

          Section 2.4.  Participation Rights.  (A)  If no Notes and no shares of
                        --------------------
Preferred Stock are then outstanding, any Shareholder may Transfer any Shares Owned by such Shareholder, (B) if no Notes are then outstanding but any shares of Preferred Stock are then outstanding, any Shareholder may Transfer, in the aggregate, between 10% and 33-1/3% of the Shares Owned by such Shareholder on the date hereof and, provided that Section 2.4(d) is complied with, any Shareholder may Transfer, in the aggregate, more than 33-1/3% of the Shares Owned by such Shareholder on the date hereof, and (C) if any Notes are then outstanding, any Shareholder may Transfer, in the aggregate, between 10% and 25% of the Shares Owned by such Shareholder on the date hereof and, provided that
Section 2.4(d) is complied with, any Shareholder may Transfer, in the aggregate, more than 25% of the Shares Owned by such Shareholder on the date hereof, and provided further, in each case described in clauses (A), (B) and (C) above, that
-------- -------
the following terms and conditions have been satisfied:

          (a) Any Shareholder hereto (the "Initiating Shareholder") shall give notice of any intended Transfer (each, a "Participation Transfer") to each Investor (each, a "Participating Offeree"). Such notice (the "Participation Notice") shall set forth the terms and conditions of such proposed Participation Transfer, including the name of the prospective transferee, the number of Shares proposed to be Transferred (the "Participation Securities"), the purchase price per share proposed to be paid therefor, the payment terms and type of Participation Transfer to be effectuated, and any other material terms and conditions of such proposed Participation Transfer. Within 20 days following the delivery of the Participation Notice by the Initiating Shareholder, each Participating Offeree shall have the right, but not the obligation, to participate in such Participation Transfer by Transferring (up to the number of Shares Owned by such Participating Offeree), that number of Shares equal to the product obtained by multiplying (i) the total number of Shares proposed to be Transferred in the Participation Transfer times (ii) a fraction, the numerator of which shall be equal to the aggregate number of Shares Owned by such Participating Offeree immediately prior to the Participation Transfer and the denominator of which is equal to the sum of (x) the aggregate number of Shares Owned by the Initiating Shareholder immediately prior to the Participation Transfer plus (y) the aggregate number of Shares Owned by all other Participating Offerees immediately prior to the Participation Transfer and (z) the aggregate number of Shares comprising the numerator. In the event that a Participating Offeree elects not to participate in the Participation Transfer, then the other Participating Offerees and the Initiating Shareholder may sell additional Shares pro rata to the extent of such Participating Offeree's non-participation. Any
--- ----
such Participation Transfers shall be on the same terms and conditions as the proposed Participation Transfer by the Initiating Shareholder.

          (b) The closing of any proposed Participating Transfer in respect of which a Participation Notice has been delivered shall occur not earlier than 30 days nor more than 90 days after the date the last Participation Notice has been given. The closing shall be held at 10:00 a.m., local time, on the date of closing at the principal office of the Company, or at such other time or place as the parties to such transaction mutually agree. At the closing, the Initiating Shareholder, together with all Participating Offerees electing to transfer Shares, shall deliver to the proposed Transferee (i) certificates evidencing the Shares to be transferred pursuant thereto, free and clear of any lien, claim or encumbrance and (ii) such other documents, including, without limitation, executed stock powers and evidence of ownership and authority, as the Transferees shall reasonably request, and shall receive in exchange therefor the consideration to be paid or delivered by the proposed Transferee in respect of such Shares as described in the Participation Notice.

          (c) Notwithstanding anything contained in this Section 2.4, the Transfers permitted by this Section 2.4 shall not include pledges or encumbrances of Shares.

          (d) Any Transfer of Shares pursuant to Section 2.4(B) or 2.4(C) requiring compliance with this Section 2.4(d) shall be deemed a Change of Control for purposes of paragraph 4C of the Securities Purchase Agreement and paragraph (iv)(c) of the Certificate of Designations relating to the Preferred Stock, and, if any of the holders entitled to have their Notes repaid or their shares of Preferred Stock redeemed, as the case may be, exercise such rights, the consummation and validity of such Transfer of Shares shall be subject to the prior or simultaneous payment in full of all amounts due to such holders thereunder.

          Section 2.5.  Permitted Transfers.  At any time prior to a Qualified
                        -------------------
Public Offering, notwithstanding any provision in this Article II to the contrary, any Shareholder may Transfer, without compliance with the requirements of Section 2.4, Shares to any Affiliate thereof, subject always to the terms and provisions of this Agreement. Any such Transferee shall receive and hold the Shares so transferred subject to the terms and provisions of this Agreement (including the restrictions on Transfer in this Article II) and shall be deemed a Shareholder for purposes hereof.

          Section 2.6.  Sale of the Company.
                        -------------------

          (a)  Pull Along Right.  Subject to Section 2.6(b), if any holder or
               ----------------
holders (the "Selling Shareholders") who own in the aggregate at least 66-2/3% of the outstanding Shares have received a bona fide offer from any Person (other than an Affiliate) to buy all the outstanding Shares and Warrants which would directly or indirectly result in all Shareholders and Investors receiving cash in exchange for their Shares or Warrants, as the case may be, equal to or greater than the Fair Market Value for such Shares or Warrants (including, without limitation, pursuant to a merger of the Company) (the "Offer"), the Selling Shareholders shall have the right (the "Pull Along Right") to require the other Shareholders and Investors to accept the Offer and shall give notice (the "Pull Along Notice") to the other Shareholders and Investors stating that such Selling Shareholders propose to effect such transaction and stating the name and address of the offeror (the "Offeror") and the purchase price under the Offer (the "Third Party Price"). If the Third Party Price is at least $2.00 per Share, then any holder or holders who own in the aggregate at least 50% of the outstanding Shares shall be entitled to the Pull Along Rights hereunder.

          (b)  Conditions.  The Pull Along Notice shall not be effective (and
               ----------
the Selling Shareholder shall not be permitted to transfer its Shares to the Offeror) unless all of the following conditions are met:

               (i) The Offer shall (1) have been signed by the Offeror, which may not be an Affiliate of any Selling Shareholder; (2) offer to consummate the proposed transaction on or before a date ninety (90) days from the date of the Offer; and (3) obligate the Offeror to enter into and complete the transactions set forth in the Offer with all the Shareholders and Investors for the same price per Share and on the same terms as those which the Selling Shareholders have agreed to sell, provided that the price for the Warrants shall be reduced
                     --------
by the applicable exercise price per Share, and provided further that in no
                                                -------- -------
event shall the Offer be subject to the delivery by the other Shareholders or Investors to the Offeror of any more than (A) the Shares or Warrants Owned by them to be purchased pursuant to the Offer, (B) customary representations and warranties and (C) a customary legal opinion of counsel;

               (ii) The Pull Along Notice shall propose a Third Party Price of an equal amount per Share, in cash, provided that the price for the Warrants shall be reduced by the applicable exercise price per Share; and

               (iii) The Offeror shall furnish to the reasonable satisfaction of the Selling Shareholders evidence as to the Offeror's financial ability to consummate the proposed purchase.

          (c)  Sale to Offeror.  If the Selling Shareholders shall have
               ---------------
delivered a Pull Along Notice to all other Shareholders and Investors, then all Shareholders and Investors shall sell all of their Shares and Warrants to the Offeror upon the terms and conditions of the Offer (or otherwise take all necessary action to cause the Company to consummate the proposed transaction) at a closing to be held at the principal office of the Company at or prior to the 90th day from the date of the Offer. If such sale is not consummated within such 90-day period, the restrictions provided for in this Section 2.6 shall again become effective, and no Transfer of the Shares may be made thereafter without complying with the provisions of this Agreement.

          Section 2.7.  Improper Transfer.  Any attempt to Transfer any Shares
                        -----------------
not in compliance with this Agreement shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company's stock records to such attempted Transfer.

          Section 2.8.  Adjustment of Time Periods.  The closings referred to in
                        --------------------------
Sections 2.4(b) and 2.6(c), shall be extended for such amount of time as is necessary for expiration of all regulatory holding periods and to obtain any governmental and regulatory consents and approvals necessary in respect of the purchase or sale of Shares to take place at such closing.

          Section 2.9.  Change of Control.  Nothing in this Agreement shall
                        -----------------
vitiate the rights entitled by the Investors contained in any Related Documents upon the occurrence of a Change of Control.

                                  ARTICLE III.

                                 MISCELLANEOUS

          Section 3.1.  Board of Directors.  (a)  As long as any of the
                        ------------------
Investors signatory to the Securities Purchase Agreement hold (i) any Notes or
(ii) at least 25% of the Shares issued pursuant to the Securities Purchase Agreement, the Company and the Shareholders shall take all action within their respective power, including, but not limited to, the voting of capital stock of the Company, required to cause the Board of Directors of the Company to at all times consist of no more than seven members, one of whom shall be designated by such Investors (the " Notes Designee"). Each of the Shareholders and the Company agree to vote any of their Shares which are outstanding at all meetings of stockholders of the Company (or any written consents in lieu thereof) in which directors are elected in favor of the Notes Designee.

          (b) As long as the Investors signatory to the Preferred Stock Purchase Agreement (the "DLJ Investors") hold at least 25% of the Warrant Shares, the Company and the Shareholders shall take all action within their respective power, including, but not limited to, the voting of capital stock of the Company, required to cause the Board of Directors of the Company to at all times consist of no more than seven members, one of whom shall be designated by such Investors (the "Preferred Designee"). In addition, if, prior to a Qualified Public Offering, the DLJ Investors hold at least one Warrant Share but less than 25% of the Warrant Shares, then the Preferred Designee may be designated by the holders of a majority of the Warrant Shares. Each of the Shareholders and the Company agree to vote any of their Shares which are outstanding at all meetings of stockholders of the Company (or any written consents in lieu thereof) in which directors are elected in favor of the Preferred Designee.

          (c) In the event that the Notes Designee or the Preferred Designee (a "Withdrawing Director") designated in the manner set forth in Section 3.1(a) or
(b) above is unable to serve, or once having commenced to serve, is removed or withdraws from the Board of Directors of the Company, such Withdrawing Director's replacement (the "Substitute Director") on the Board of Directors of the Company will be designated by appropriate Investors. The Company and the Shareholders agree to take all action within their respective power, including, but not limited to, the voting of outstanding capital stock of the Company, to cause the election of such Substitute Director as soon as practicable following his designation.

          (d) In the event the Investors entitled to designate Directors pursuant to this Agreement cease to be so entitled, the vacancies resulting therefrom shall be filled by the remaining directors or by the Stockholders in the manner provided by applicable law or the number of directors constituting the Board shall be reduced. In the event the Investors entitled to designate any Director pursuant to this Agreement choose not to designate a Director, such directorship shall remain vacant.

          (e) Following a Qualified Public Offering, (i) the size of the Board of Directors shall not be limited hereunder to seven directors and (ii) so long as the Investors exercise their rights hereunder to designate a Notes Designee or a Preferred Designee, the appropriate Investors shall vote their respective outstanding Shares in favor of election of up to five directors designated by the Shareholders.

          (f) Nothing in this Section 3.1 shall be in limitation of the rights of the holders of the Preferred Stock set forth in clause (vi) of the Certificate of Designations of the Preferred Stock.

          Section 3.2.  Termination of Agreement.  This Agreement shall
                        ------------------------
terminate as follows:

                 (i) upon the written agreement of the Company, the Shareholders and the Investors; or

                 (ii) on such date as (A) there are no longer any Notes or shares of Preferred Stock outstanding, (B) all rights of the Investors to designate any directors under Section 3.1 have terminated pursuant to the terms of such Section 3.1 and (C) a Qualified Public Offering shall have occurred.

          Section 3.3.  Termination of Restrictions on Transfer Agreement.  The
                        -------------------------------------------------
restrictions on Transfer imposed by Article II (including, without limitation, Section 2.6) shall terminate upon the consummation of a Qualified Public Offering, provided that no Notes and no shares of Preferred Stock are then outstanding.

          Section 3.4.  Representations.  Each party hereto represents that (i)
                        ---------------
the execution and delivery of this Agreement and the performance of such party's obligations hereunder will not violate or conflict with any material agreement to which such party is a party or any law, rule, license, regulation, judgment, order, ruling or decree governing or affecting such party; (ii) no consents or filings with any governmental authority or any other Person are required to be obtained or made in connection with such party's execution, delivery and performance of this Agreement; and (iii) this Agreement constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms.

          Section 3.5.  Representations, Warranties and Covenants of the
                        ------------------------------------------------
Shareholders.  Each Shareholder represents and warrants to the Investors that
------------
all the shareholders of the Company who are Affiliates of such Shareholder are parties to this Agreement. Each Shareholder represents and warrants that this Agreement does not violate any material agreement, instrument, order, writ, judgment or decree to which it is a party, or by which any of its properties or assets are bound. Each Shareholder covenants that if after the date hereof any Person who is or becomes a shareholder of the Company is or becomes an Affiliate of any Shareholder, then such Shareholder shall cause such Person to become a party to this Agreement.

          Section 3.6.  Successors and Assigns.  All agreements contained herein
                        ----------------------
by or on behalf of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, including, without limitation, any Person who acquires any Securities (or any securities issued in exchange for any of the Notes or shares of Preferred Stock) from any party.

          Section 3.7.  Notices.  All communications provided for hereunder
                        -------
shall be sent by first class mail or overnight courier and, if to any Investor, addressed to the Investor in the manner in which its address appears on Exhibit
                                                                        -------
1 hereto, with a copy to William J. Grant, Jr., Esq., at Willkie Farr &
-
Gallagher, 787 Seventh Avenue, New York, New York 10019; if to any Shareholder, addressed to the Shareholder at the address set forth below such Shareholder's name on Exhibit 2 hereto; and if to the Company,
        ---------
addressed to it at 10960 Wilshire Blvd., Los Angeles, California 90024,
Attention: Office of the President, with a copy to Office of General Counsel of the Company, or to such other address with respect to any party as such party shall notify the other in writing.

          Section 3.8.  Descriptive Headings.  The descriptive headings of the
                        --------------------
several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          Section 3.9.  Governing Law.  The corporate law of the State of
                        -------------
Delaware will govern all issues concerning the relative rights of the Company, on the one hand, and the Shareholders and the Investors, on the other hand. All other questions concerning the construction, validity and interpretation of this Agreement will be governed by, and construed and enforced in accordance with, the law of the State of New York without regard to the conflicts of laws principles thereof.

          Section 3.10.  Remedies.  In case any one or more of the provisions
                         --------
set forth in this Agreement shall have been breached by the Company or any Shareholder or Investor, the Company or the Shareholders or Investors (or any of them), as applicable, may proceed to protect and enforce its or their rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such provision contained in this Agreement. The Company or any Shareholder or Investor acting pursuant to this Section 3.10 shall be indemnified by the breaching party or parties against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses) in accordance with provisions substantially equivalent to paragraph 14B of the Securities Purchase Agreement.

          Section 3.11.  Entire Agreement.  This Agreement, the Securities
                         ----------------
Purchase Agreement, the Preferred Stock Purchase Agreement and the Registration Rights Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

          Section 3.12.  Severability.  Any provision of this Agreement that is
                         ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 3.13.  Amendments.  This Agreement may not be changed orally,
                         ----------
but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

          Section 3.14.  Counterparts.  This Agreement may be executed in any
                         ------------
number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                         JFAX COMMUNICATIONS, INC.


                                         By: /s/ Hemi Zucker
                                            ------------------------------------
                                            Name: Hemi Zucker
                                            Title:

                                         SHAREHOLDERS:


                                         ORCHARD/JFAX INVESTORS, L.L.C.


                                         By: /s/ Richard S. Ressler
                                            ------------------------------------
                                            Richard S. Ressler
                                            Manager

                                         INVESTORS:

                                         DELAWARE STATE EMPLOYEES'
                                         RETIREMENT FUND

                                         By:  PECKS MANAGEMENT PARTNERS LTD.
                                              Its Investment Advisor


                                        By: /s/ Robert J. Cresci
                                           -------------------------------------
                                             Robert J. Cresci
                                             Managing Director

                                         DECLARATION OF TRUST FOR
                                         DEFINED BENEFIT PLANS OF ICI
                                         AMERICAN HOLDING INC.

                                         By:  PECKS MANAGEMENT PARTNERS LTD.
                                              Its Investment Advisor


                                        By: /s/ Robert J. Cresci
                                           -------------------------------------
                                             Robert J. Cresci
                                             Managing Director

                                         DECLARATION OF TRUST FOR
                                         DEFINED BENEFIT PLANS OF
                                         ZENECA HOLDING INC.

                                         By:  PECKS MANAGEMENT PARTNERS LTD.
                                              Its Investment Advisor


                                        By: /s/ Robert J. Cresci
                                           -------------------------------------
                                             Robert J. Cresci
                                             Managing Director

                                         THE J.W. MCCONNELL FAMILY FOUNDATION

                                         By:  PECKS MANAGEMENT PARTNERS LTD.
                                              Its Investment Advisor


                                        By: /s/ Robert J. Cresci
                                           -------------------------------------
                                             Robert J. Cresci
                                             Managing Director

                                        DLJ FUND INVESTMENT PARTNERS II, L.P.

                                        By:  DLJ LBO PLANS MANAGEMENT
                                             CORPORATION
                                             Its General Partner

                                        By: /s/ Ivy Dodes
                                           -------------------------------------
                                            Name: Ivy Dodes
                                            Title: Vice President


                                        DLJ CAPITAL CORPORATION


                                        By:  /s/ Ivy Dodes
                                           -------------------------------------
                                            Name: Ivy Dodes
                                            Title: Vice President


                                        GMT PARTNERS, LLC
                                        c/o Blue Capital Management


                                        By: /s/ Chris Gagnon
                                           -------------------------------------
                                            Chris Gagnon
                                            Managing Member


                                        ORCHARD/JFAX INVESTORS, L.L.C.


                                        By: /s/ Richard Ressler
                                           -------------------------------------
                                            Name: Richard Ressler
                                            Title: Manager

                                       DLJ PRIVATE EQUITY EMPLOYEES FUND, L.P.

                                       By:  DLJ LBO PLANS MANAGEMENT CORPORATION
                                             Its General Partner

                                       By: /s/ Ivy Dodes
                                          --------------------------------------
                                          Name: Ivy Dodes
                                          Title: Vice President

                             EXHIBIT 1 (INVESTORS)
                             ---------------------

DELAWARE STATE EMPLOYEES'
  RETIREMENT FUND
c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, NY  10020

DELAWARE OF TRUST FOR
DEFINED BENEFIT PLANS OF ICI
AMERICAN HOLDING INC.
c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, NY  10020

DECLARATION OF TRUST FOR
DEFINED BENEFIT PLANS OF
ZENECA HOLDING INC.
c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, NY  10020

THE J.W. MCCONNELL FAMILY FOUNDATION
c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, NY  10020

DLJ FUND INVESTMENT PARTNERS II, L.P.
277 Park Avenue
New York, NY  10172

DLJ CAPITAL CORPORATION
277 Park Avenue
New York, NY  10172

GMT PARTNERS, LLC
c/o Blue Capital Management
152 West 57th Street, 11th Floor
New York, New York  10019
Attention:  Chris Gagnon

ORCHARD/JFAX INVESTORS, L.L.C.
10960 Wilshire Blvd.
Los Angeles, California 90024
Attention: Office of the President

DLJ PRIVATE EQUITY EMPLOYEES FUND, L.P.
277 Park Avenue
New York, NY  10172

                           EXHIBIT 2 (SHAREHOLDERS)
                           ------------------------

                                                 Shares Owned
                                                 ------------

Orchard/JFAX Investors, L.L.C.                      10,512,622
10960 Wilshire Blvd.
Los Angeles, California 90024
Attention: Office of the President